                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Great Guaranty Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         GREAT GUARANTY BANCSHARES, INC.
                              175 NEW ROADS STREET
                           NEW ROADS, LOUISIANA 70760


                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS


To the shareholders of Great Guaranty Bancshares, Inc.:

     PLEASE TAKE NOTICE that the 1998 Annual Meeting of Shareholders of Great Guaranty Bancshares, Inc. will be held at the offices of Guaranty Bank & Trust Company, 175 New Roads Street, New Roads, Louisiana on Wednesday, October 7, 1998 at 10:00 a.m. The Annual Meeting is being held to consider and act upon:

     (1) the election of seven (7) persons to the Board of Directors to serve until the 1999 Annual Meeting of Shareholders or until each of their successors is duly elected and qualified; and

     (2) such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has FIXED THE CLOSE OF BUSINESS ON AUGUST 12, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, PLEASE EXECUTE, DATE AND RETURN the enclosed proxy card in the enclosed postage-paid envelope as soon as possible to ensure that your shares will be voted at the Annual Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ HUMPHREY T. OLINDE, JR.

                                       Humphrey T. Olinde, Jr.
                                       Chairman of the Board

New Roads, Louisiana
September 4, 1998


                                    IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY FOR WHICH A RETURN ENVELOPE IS PROVIDED.

                         GREAT GUARANTY BANCSHARES, INC.
                              175 NEW ROADS STREET
                           NEW ROADS, LOUISIANA 70760

                                 PROXY STATEMENT

                                  INTRODUCTION

     The accompanying Proxy is solicited on behalf of the Board of Directors of Great Guaranty Bancshares, Inc., a Louisiana corporation ("Bancshares"), for use at the 1998 Annual Meeting of Shareholders of Bancshares, (the "Annual Meeting") to be held at 10:00 a.m. on Wednesday, October 7, 1998, at the offices of Guaranty Bank & Trust Company, 175 New Roads Street, New Roads, Louisiana, and any postponements or adjournments thereof. This Proxy Statement is being furnished in connection with the Annual Meeting. Bancshares anticipates that this Proxy Statement and the accompanying Proxy will be first sent or given to shareholders of Bancshares on approximately August 7, 1998.

     Shareholders are being asked at the Annual Meeting to elect the seven (7) persons identified below to the Bancshares Board of Directors to serve until the 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

     The Board of Directors has fixed the close of business on August 12, 1998 as the record date (the "Record Date") for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, Bancshares had issued and outstanding and entitled to vote 143,374 shares of its common stock, $7.50 par value (The "Common Stock"). The Common Stock is the only outstanding class of voting securities of Bancshares. Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting. There is no cumulative voting. The enclosed form of Proxy provides a means for a shareholder to vote for all the nominees listed for director or to withhold authority to vote for one or more of those nominees. Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of Bancshares or by filing a Proxy of a later date with the Secretary of Bancshares. The holders of a majority of the total voting power of the outstanding shares of Common Stock as of the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of Proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting, whether or not the shareholder abstains on all or any matter to be acted on at the Annual Meeting. Unless the shareholder specifies otherwise, a Proxy in the accompanying form which is properly executed and returned will be voted FOR the election as directors of the nine nominees listed in this Proxy Statement.

     The cost of preparing, assembling, printing and mailing this Proxy Statement, the form of Proxy, and the Notice of Annual Meeting of Shareholders will be paid by Bancshares. In addition to solicitation by use of the mail, solicitation of Proxies may also be made personally by directors, officers and employees of Bancshares, and no additional compensation will be paid to such individuals for the solicitation services.

     The principal executive offices of Bancshares are located at 175 New Roads Street, New Roads, Louisiana 70760, and its telephone number is (504) 638-8621.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of June 30, 1998, the following persons were known by Bancshares to be the beneficial owners of more than five (5%) percent of the outstanding share of voting securities of Bancshares:

                       Name and Address of
     Title of Class      Beneficial Owner       Shares Beneficially Owned   Percent of Class
     --------------    -------------------      -------------------------   ----------------
     Common Stock        H.T. Olinde, Jr.(1)             12,488                   8.71%
                         P.O. Box 440
                         New Roads, La. 70760

----------

(1) Includes shares voted by Mr. Olinde but owned by Brown Brokerage Co. (369 shares) and B. Olinde & Sons (3,036 shares).

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates the beneficial ownership as of June 30,1 998, of Bancshares voting securities by (i) each director and each nominee for director of Bancshares, (ii) the chief executive officer of Guaranty Bank & Trust Co., the wholly owned subsidiary and principal asset of Bancshares ("Guaranty Bank"), and (iii) all directors, nominees for director and executive officers of Bancshares and Guaranty Bank as a group:

     Name and Position                           Shares Beneficially Owned          Percent of Class
     Joseph L. Dabadie, Director                          606                                *
     Dr. Donald Doucet                                      0                               **
     Craig A. Major, Director                             436                                *
     Sylvester Muckleroy                                    0                               **
     H. T. Olinde, Jr., Director                       12,488                             8.71%
     J. Layne Orillion, Director                          150                                *
     F. Gregory Roy, Director                             348                                *
     Daniel R. Domingue, Jr., Chief
       Executive Officer of Guaranty Bank                 312                                *
     Directors and Executive Officers as a
       group of (7) persons                            14,806                            10.03%

----------

 *   less than 1.0%

** in accordance with Louisiana law, not less than 133 shares will be purchased upon election as director.

                              ELECTION OF DIRECTORS

     The number of directors to be elected at the meeting to constitute the Board of Directors has been fixed at seven (7), each to be elected for a term of one year and to serve until the next annual meeting of shareholders or until their successors shall be elected and qualified. The enclosed form of Proxy confers discretionary authority with respect to the election of directors, but no authority under the Proxy will be exercised to vote for the election of any person as a director, other than the persons named in this Proxy Statement who have been nominated by the present Board of Directors, unless for some reason not presently known, one or more of such nominees should become unavailable. In such event, it is intended that the Proxy would be voted for a substitute nominee or nominees who would be designated by the Board of Directors prior to the shareholders' meeting. In order to be elected a director, a nominee must receive a plurality of the votes cast by the holders of Common Stock.

     Of the nominees for director, Messrs Dabadie, Major, Olinde, Orillion and Roy are present directors of Bancshares, and each of the nominees was elected by shareholders' vote at the meeting of shareholders held on August 10, 1993; none of Messrs. Doucet, and Muckleroy have previously served as director of Bancshares. The name and age, principal occupation or employment, and other data regarding each nominee, based on information received from the respective nominees, are set forth below:

     Joseph L. Dabadie, Jr., age 71, has been a director since 1993. Mr. Dabadie retired from the U.S. Army in 1988 with the rank of Brigadier General, and since his retirement has worked as a safety director for Reliable Production, Inc.

     Dr. Donald Doucet, age 41, is a nominee for director. Dr. Doucet has been a practicing physician since 1985 specializes in Internal Medicine.

     Craig A. Major, age 51, has been a director since 1993. Mr. Major has been a cattle rancher for over twenty- five years and is the owner of Major's Truck Stop since 1991. Mr. Major oversees various family real-estate investments as well as his own.

     Sylvester Muckleroy, age 73, is a nominee for director. Mr. Muckleroy retired from the Pointe Coupee Parish School Board in 1988. Mr. Muckleroy is the Mayor of the City of New Roads and is currently serving his second term.

     H.T. Olinde, Jr., age 70, was a founder of Guaranty Bank in 1957 and serves as Chairman of the Board. Mr. Olinde served as a director from 1957 until his resignation in 1984 and was re-elected director in 1993. Mr. Olinde is a shareholder and executive officer of B. Olinde & Sons, Inc., which owns and operates retail furniture stores, a wholesale beer distributorship, and various property interests.

     J. Layne Orillion, age 51, has been a director since 1993. Mr. Orillion is President and owner of Lo-Vac, Inc., which he founded in 1982.

     F. Gregory Roy, age 46, has been a director since 1993. Mr. Roy has been a 50% owner of P & G Roy Farms, Inc., has been farming since 1978.

EXECUTIVE OFFICERS

     Bancshares has no executive officers or employees. The executive officers of Guaranty Bank during the year ended December 31, 1997, and through June 30, 1998, unless otherwise indicated are as follows:

     Beverly B. David, age 54, is a Vice-President and head of bank operations and has served in that capacity since 1989. Mrs. David also serves as the bank's Cashier and Security Officer.

     Daniel R. Domingue, Jr., age 53, has served as the Bank's President and Chief Executive Officer and as a director of Guaranty Bank since 1994. Prior to joining Guaranty Bank, Mr. Domingue served for five years as a President and Chief Executive Officer of Bank of Lafayette. Mr. Domingue has been in banking for over twenty-four years.

     R. Keith Miller, age 47, served during 1997 as Executive Vice President and as the Bank's Senior Lending Officer. Prior thereto, Mr. Miller had been an executive officer since joining Guaranty Bank in 1982. Mr. Miller resigned from Guaranty Bank, effective February 23, 1998.

     J. Wade O'Neal, age 41, has been employed by Guaranty Bank for eighteen years and has since 1989, served as Vice President and head of Loan Administration. Mr. O'Neal was named Senior Vice President and Senior Lending Officer in April 1998. Mr. O'Neal also serves as the Bank's Compliance Officer and Secretary to the Board of Guaranty Bank and as Treasurer of Bancshares.

     Larry J. Roberts, age 58, served during 1997 as Senior Vice President and Chief Financial Officer and was employed by Guaranty Bank for twenty-six years prior to his retirement from Guaranty Bank, effective April 17, 1998. Mr. Roberts also served as Secretary to the Board of Guaranty Bank and as Treasurer of Bancshares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Various directors and executive officers of Guaranty Bank and Bancshares, and their respective family members and affiliated firms were customers of and have had transactions with Guaranty Bank during the past two years in the ordinary course of business. Similar transactions may be expected to take place in the ordinary course of business in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time from comparable transactions with other persons and did not, in the opinion of management, involve more than normal risks of collectibility or present other unfavorable features.

     Since the beginning of 1996, no transaction between Guaranty Bank or Bancshares and any executive officer, director, nominee for director or holder of more than 5% of the capital stock of Bancshares has involved an amount in excess of $60,000 except as indicated below, for which transactions the following information is provided: (i) name of the person; (ii) relationship to Bancshares/Guaranty Bank; (iii) nature of the transaction and (iv) the amount involved in the transaction.

     (i) Craig A. Major; (ii) director of Bancshares; (iii) personal loans to or endorsed by Mr. Major; (iv) a total of $61,599.60 outstanding at June 30, 1998, with $9,431.40 in available commitments.

     (i) F. Gregory Roy; (ii) director of Bancshares; (iii) loans and lines of credit commitments to Mr. Roy and affiliated entities; (iv) a total of $629,830.29 outstanding at June 30, 1998 with $68,494.87 in available commitments.

                             MEETINGS AND COMMITTEES

     During the year ended December 31, 1997, twelve (12) regular meetings of the Board of Directors were held. All nominees for re-election attended at least 75% of such meetings. Directors receive no compensation for their service on the Board of Directors or any committees thereof.

     The Board of Directors has no nominating, compensation or similar committees performing such functions at this time. All of the current members of the Board of Directors presently serve on the Audit Committee. The Audit Committee met one (1) time in 1997. The function of the Audit Committee is to review the engagement of the independent accountants and the scope and timing of the audit and non-audit services to be rendered by independent accountants; review with the independent accountants and management, Bancshares policies and procedures with respect to internal auditing, accounting and financial controls; review the report of the independent accountants upon completion of their audit; and make reports to the full Board of Directors on its activities.

                             EXECUTIVE COMPENSATION

     Daniel R. Domingue, Jr., serves as the authorized representative of Bancshares and as President and Chief Executive Officer of Guaranty Bank. No executive officer or employee of Bancshares or Guaranty Bank earned aggregate compensation during the year 1997 exceeding $100,000.

     Name of Individual and Position      Year     Salary    Bonus     Other
     Daniel R. Domingue, Jr.              1995     $75,000  $ 7,500  $ 7,125(l)
     Guaranty Bank President and CEO      1996     $75,000  $15,000  $ 8,250(l)
                                          1997     $75,000  $ 7,500  $10,990(l)

----------

     (l) Includes living allowance, Bank's 401(k) matching contribution and incentive and vacation compensation.

     401(k) Plan. Under Guaranty Bank's 401(k) Plan, officers and employees of the Bank may make contributions to the Plan with pre-tax salary reductions. The Bank matches contributions up to three (3%) percent of the contributing employee's gross salary.

                                AUDITOR SERVICES

     Postlethwaite & Netterville is the accounting firm selected by the Board of Directors for 1998. A representative of the firm will not be present at the 1998 Annual Meeting of Shareholders.

                              SHAREHOLDER PROPOSALS

     Any shareholder's proposal to be considered by Bancshares for inclusion in the 1999 Annual Meeting of Shareholders proxy material must be submitted in accordance with applicable regulations of the Securities and Exchange Commission and received by Bancshares at its principal executive offices no later than May 6, 1999.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters which may properly or are likely to be brought before the meeting. However, if any matters are properly brought before the meeting, the persons named in the enclosed Proxy will vote thereon as the Board of Directors recommends.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ F. GREGORY ROY

                                       F. Gregory Roy, Secretary


New Roads, Louisiana
September 4, 1998

                         GREAT GUARANTY BANCSHARES, INC.


                              NEW ROADS, LOUISIANA





                        CONSOLIDATED FINANCIAL STATEMENTS


                           DECEMBER 31, 1997 AND 1996




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
                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                 C O N T E N T S


                                                                          Page
                                                                          ----
INDEPENDENT AUDITORS' REPORT                                                1


CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
      December 31, 1997 and 1996                                          2 - 3


CONSOLIDATED STATEMENTS OF INCOME
      Years ended December 31, 1997, 1996 and 1995                        4 - 5


CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
      Years ended December 31, 1997, 1996 and 1995                        6 - 7


CONSOLIDATED STATEMENTS OF CASH FLOWS
      Years ended December 31, 1997, 1996 and 1995                        8 - 9


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                               10 - 30


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
                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                [P&N LETTERHEAD]


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Great Guaranty Bancshares, Inc.
New Roads, Louisiana


We have audited the accompanying consolidated statements of financial condition of Great Guaranty Bancshares, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years during the three year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Great Guaranty Bancshares, Inc. and Subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years during the three year period ended December 31, 1997 in conformity with generally accepted accounting principles.


/s/ POSTLETHWAITE & NETTERVILLE


Baton Rouge, Louisiana
February 25, 1998

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996

                                     ASSETS


                                                           1997            1996
                                                       -----------     -----------
Cash and due from banks                                $ 2,008,689     $ 2,406,805

Interest-bearing deposits with banks                       198,000       1,288,571

Federal funds sold                                       1,125,000              --

Investment Securities
  Available-for-sale                                    14,277,636      19,761,011

Investments in restricted equity securities                214,200         202,100

Loans receivable, net of allowance for loan losses
  of $238,371 and $254,819, respectively                22,443,067      16,823,712

Accrued interest receivable                                329,130         355,583

Premises and equipment, net                                680,119         664,854

Other assets                                                90,739         547,695
                                                       -----------     -----------


TOTAL ASSETS                                           $41,366,580     $42,050,331
                                                       ===========     ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   [P&N LOGO]

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                          1997              1996
                                                                     ------------      ------------
LIABILITIES
  Demand deposits                                                    $  6,735,334      $  6,304,731
  NOW deposits                                                          5,388,446         5,053,484
  Savings deposits                                                      8,165,704         9,168,044
  Time deposits, $100,000 and over                                      1,799,852         1,168,073
  Other time deposits                                                  15,012,896        14,539,820
                                                                     ------------      ------------
      Total deposits                                                   37,102,232        36,234,152

  Notes payable                                                         1,339,252         4,376,531
  Accrued expenses and other liabilities                                  135,568           168,587
  Federal funds purchased and securities sold
    under agreements to repurchase                                        240,659           700,000
  Dividends payable                                                        35,843                --
                                                                     ------------      ------------
      Total liabilities                                                38,853,554        41,479,270
                                                                     ------------      ------------

COMMITMENTS AND CONTINGENCIES                                                  --                --

STOCKHOLDERS' EQUITY
  Preferred stock-Series A, no par; 500,000 shares authorized;
    -0- and 24,462 shares issued and outstanding, respectively                 --           126,037
  Preferred stock-Series B, no par; 2,000,000 shares authorized;
    -0- and 21,559 shares issued and outstanding, respectively                 --           111,080
  Common Stock - $7.50 par value, 500,000 shares
    authorized; 143,374 shares issued and outstanding                   1,075,305         1,075,305
  Additional paid-in capital                                            2,411,471         2,411,471
  Accumulated deficit                                                  (1,011,241)       (3,151,760)
  Net unrealized gain (loss) on securities available-for-sale,
    net of tax of $19,314 and ($552), respectively                         37,491            (1,072)
                                                                     ------------      ------------
      Total stockholders' equity                                        2,513,026           571,061
                                                                     ------------      ------------


     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 41,366,580      $ 42,050,331
                                                                     ============      ============

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                        CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                               1997             1996             1995
                                                           -----------      -----------      -----------
INTEREST INCOME
  Interest and fees on loans                               $ 2,017,513      $ 1,671,939      $ 1,485,824
  Interest on investment securities                          1,185,028        1,210,354        1,456,679
  Interest on federal funds sold                                35,485          105,250           53,622
  Interest on deposits with banks                               29,856           61,860            1,044
                                                           -----------      -----------      -----------
      Total interest income                                  3,267,882        3,049,403        2,997,169
                                                           -----------      -----------      -----------

INTEREST EXPENSE
  Interest on deposits                                       1,072,050          959,466          919,507
  Interest on notes payable                                    266,465          396,691          311,423
  Interest on federal funds purchased
    and securities sold under agreements to repurchase          17,141               --               --
                                                           -----------      -----------      -----------
      Total interest expense                                 1,355,656        1,356,157        1,230,930
                                                           -----------      -----------      -----------

NET INTEREST INCOME                                          1,912,226        1,693,246        1,766,239

  Provision (credit) for loan losses                           (14,500)         (15,000)         (23,106)
                                                           -----------      -----------      -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                  1,926,726        1,708,246        1,789,345
                                                           -----------      -----------      -----------

NON-INTEREST INCOME
  Service charges on deposit accounts                          305,781          342,481          342,179
  Other service charges and fees                                22,229           27,738           16,078
  Other income                                                  22,869           25,617           11,149
                                                           -----------      -----------      -----------
      Total non-interest income                                350,879          395,836          369,406
                                                           -----------      -----------      -----------


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   [P&N LOGO]

                            GREAT GUARANTY BANCSHARES
                              NEW ROADS, LOUISIANA

                        CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                                      1997            1996            1995
                                                                  -----------     -----------     -----------
NON-INTEREST EXPENSES
  Salaries and employee benefits                                  $   914,462     $   887,540     $   885,009
  Occupancy expense                                                   234,281         227,632         200,996
  Data processing fees                                                103,215          87,501          77,686
  Loan processing fees                                                 91,722          83,489          76,453
  Legal fees                                                          103,254         107,884         319,105
  Other expense                                                       383,487         379,773         435,313
                                                                  -----------     -----------     -----------
      Total non-interest expense                                    1,830,421       1,773,819       1,994,562
                                                                  -----------     -----------     -----------

INCOME BEFORE TAXES AND EXTRAORDINARY
  ITEM                                                                447,184         330,263         164,189

  Income tax expense                                                  131,215         113,192        (331,126)
                                                                  -----------     -----------     -----------

INCOME BEFORE EXTRAORDINARY ITEM                                      315,969         217,071         495,315


EXTRAORDINARY ITEM

  Gain on forgiveness of debt (net of income tax of $294,953)       1,922,752              --              --
                                                                  -----------     -----------     -----------

NET INCOME                                                          2,238,721         217,071         495,315

  Premium paid on redemption of preferred stock                        62,359              --              --
                                                                  -----------     -----------     -----------

NET INCOME AVAILABLE FOR COMMON
  SHAREHOLDERS                                                    $ 2,176,362     $   217,071     $   495,315
                                                                  ===========     ===========     ===========

PER COMMON SHARE DATA:
  Income before extraordinary item                                $      1.77     $      1.51     $      3.45
  Extraordinary item                                                    13.41              --              --
                                                                  -----------     -----------     -----------

NET INCOME PER COMMON SHARE                                       $     15.18     $      1.51     $      3.45
                                                                  ===========     ===========     ===========

  Average shares outstanding                                          143,374         143,374         143,374
                                                                  ===========     ===========     ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                           Preferred Stock
                                        -------------------------------------------------------
                                               Series A                       Series B
                                        ------------------------      -------------------------
                                         Shares         Amount          Shares         Amount
                                        ---------      ---------      ---------      ---------
BALANCE, DECEMBER 31, 1994                     --      $      --         42,896      $ 219,200

  Net income                                   --             --             --             --

  Preferred stock issued                       --             --          3,125         17,917

  Exchange of Class B stock (voting)
    for Class A stock (non-voting)         24,462        126,037        (24,462)      (126,037)

  Change in unrealized gain (loss) on
    securities available-for-sale              --             --             --             --
                                        ---------      ---------      ---------      ---------

BALANCE, DECEMBER 31, 1995                 24,462        126,037         21,559        111,080

  Net income                                   --             --             --             --

  Change in unrealized gain (loss) on
    securities available-for-sale              --             --             --             --
                                        ---------      ---------      ---------      ---------

BALANCE, DECEMBER 31, 1996                 24,462        126,037         21,559        111,080

  Net income                                   --             --             --             --

  Redemption of preferred stock
    at premium                            (24,462)      (126,037)       (21,559)      (111,080)

  Dividends declared                           --             --             --             --

  Change in unrealized gain (loss)
    on securities available-for-sale           --             --             --             --
                                        ---------      ---------      ---------      ---------

BALANCE, DECEMBER 31, 1997                     --      $      --             --      $      --
                                        =========      =========      =========      =========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   [P&N LOGO]

                                                                                                      Unrealized
                                                                                                      Gain (Loss)
                                            Common Stock             Additional                      on Securities        Total
                                     ---------------------------       Paid-in       Accumulated       Available-      Stockholders'
                                       Shares          Amount          Capital         Deficit          For-Sale          Equity
                                     -----------     -----------     -----------     -----------     -------------     -------------
BALANCE, DECEMBER 31, 1994               143,374     $ 1,075,305     $ 2,411,471     $(3,864,146)     $   (40,071)     $  (198,241)

  Net income                                  --              --              --         495,315               --          495,315

  Preferred stock issued                      --              --              --              --               --           17,917

  Exchange of Class B stock (voting)
    for Class A stock (non-voting)            --              --              --              --               --               --

  Change in unrealized gain (loss) on
    securities available-for-sale             --              --              --              --          129,825          129,825
                                     -----------     -----------     -----------     -----------      -----------      -----------

BALANCE, DECEMBER 31, 1995               143,374       1,075,305       2,411,471      (3,368,831)          89,754          444,816

  Net income                                  --              --              --         217,071               --          217,071

  Change in unrealized gain (loss) on
    securities available-for-sale             --              --              --              --          (90,826)         (90,826)
                                     -----------     -----------     -----------     -----------      -----------      -----------

BALANCE, DECEMBER 31, 1996               143,374       1,075,305       2,411,471      (3,151,760)          (1,072)         571,061

  Net income                                  --              --              --       2,238,721               --        2,238,721

  Redemption of preferred stock
    at premium                                --              --              --         (62,359)              --         (299,476)

  Dividends declared                          --              --              --         (35,843)              --          (35,843)

  Change in unrealized gain (loss)
    on securities available-for-sale          --              --              --              --           38,563           38,563
                                     -----------     -----------     -----------     -----------      -----------      -----------

BALANCE, DECEMBER 31, 1997               143,374     $ 1,075,305     $ 2,411,471     $(1,011,241)     $    37,491      $ 2,513,026
                                     ===========     ===========     ===========     ===========      ===========      ===========

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                             BATON ROUGE, LOUISIANA

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                     1997             1996             1995
                                                                 -----------      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                     $ 2,238,721      $   217,071      $   495,315
  Adjustments to reconcile net income to net
    cash provided by (used in) operating activities
      Depreciation                                                   121,111          119,589          114,029
      Provision for loan losses                                      (14,500)         (15,000)         (23,106)
      Deferred income tax expense (benefit)                          131,215          113,192         (331,126)
      Extraordinary item                                          (1,922,752)              --               --
      Net amortization on investment premium\discounts                43,422           (4,708)          36,180
      Write down of other real estate                                     --               --           46,128
      Stock dividends received                                       (12,100)         (11,500)         (11,400)
      Net gain on sale of other real estate                               --          (24,204)          (9,308)
      Net investment securities gains                                (15,046)          (4,293)              --
      (Increase) decrease in accrued income and other assets         119,115             (894)         107,522
      (Decrease) in accrued expenses and other liabilities           (33,019)         (56,150)      (1,495,570)
                                                                 -----------      -----------      -----------

        Net cash provided by (used in) operating activities          656,167          333,103       (1,071,336)
                                                                 -----------      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sales/maturities/principal
    paydowns of investment securities:
    Held-to-maturity                                                      --               --        5,200,201
    Available-for-sale                                             9,937,654        9,044,870               --
  Purchase of investment securities
    Held-to-maturity                                                      --               --       (3,423,951)
    Available-for-sale                                            (4,497,700)      (8,413,250)              --
  Net change in:
    Interest-bearing deposits with banks                           1,090,571       (1,288,571)         392,000
    Federal funds sold                                            (1,125,000)       1,825,000       (1,125,000)
    Loans                                                         (5,604,855)      (2,077,466)      (2,854,106)
  Purchase of equipment and building improvements                   (136,376)         (79,595)        (151,058)
  Proceeds from sale of other real estate                                 --          195,281          374,000
                                                                 -----------      -----------      -----------

        Net cash used in investing activities                       (335,706)        (793,731)      (1,587,914)
                                                                 -----------      -----------      -----------



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                                                                     PAGE 2 OF 2

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                  1997             1996             1995
                                                              -----------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in non-interest-bearing
    demand,savings, and NOW accounts                          $  (236,777)     $   597,048      $  (698,095)
  Net increase (decrease) in time deposits                      1,104,855          647,849         (451,547)
  Payments on bank notes payable                               (2,935,000)        (700,524)      (2,076,117)
  Proceeds of issuance of notes payable                                --               --        3,800,524
  Net advances (repayments) on FHLB line of credit               (110,453)        (102,490)       1,156,198
  Net changes in federal funds purchased and
    securities sold - repurchase agreement                       (459,431)         700,000               --
  Redemption of preferred stock                                  (299,476)              --           17,917
  Settlement proceeds                                           2,217,705               --               --
                                                              -----------      -----------      -----------

      Net cash provided by (used in) financing activities        (718,577)       1,141,883        1,748,880
                                                              -----------      -----------      -----------

  Net increase (decrease) in cash and due from banks             (398,116)         681,255         (910,370)

  Cash and due from banks - beginning of year                   2,406,805        1,725,550        2,635,920
                                                              -----------      -----------      -----------

  Cash and due from banks - end of year                       $ 2,008,689      $ 2,406,805      $ 1,725,550
                                                              ===========      ===========      ===========

Supplemental disclosures of cash flow information:

      Cash paid during the year for:

        Interest                                              $ 1,409,434      $ 1,361,830      $ 1,506,382
                                                              ===========      ===========      ===========

        Income taxes                                          $        --      $        --      $        --
                                                              ===========      ===========      ===========

      Non-cash investing and financing activities:

        Stock dividends - FHLB                                $    12,100      $    11,500      $    11,400
                                                              ===========      ===========      ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business

     Great Guaranty Bancshares (the Company) is a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiary, Guaranty Bank and Trust (the Bank). The Bank generates commercial (including agricultural), mortgage and consumer loans and receives deposits from customers located primarily in Pointe Coupee Parish, Louisiana, and the surrounding area. The Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulation by the Louisiana Office of Financial Institutions and the Federal Deposit Insurance Corporation.


     The accounting and reporting policies of Great Guaranty Bancshares, Inc. and Subsidiary conform to generally accepted accounting principles and the prevailing practices within the banking industry. A summary of significant accounting policies is as follows:

          Basis of Presentation

          The consolidated financial statements include the accounts of Bancshares and its wholly-owned subsidiary, Guaranty Bank & Trust Company (the Bank). The Bank operates and extends credit primarily in and around Pointe Coupee Parish, Louisiana. All significant intercompany accounts and transactions have been eliminated. Assets held in an agency or fiduciary capacity are not assets of the Bank and, accordingly, are not included in the accompanying consolidated financial statements.

          Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.

          The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

          The Bank's loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on local economic conditions in the agricultural industry.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

          Use of Estimates  (continued)

          While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

          Investment in Debt Securities

          The Bank's investments in debt securities are classified into two categories and accounted for as follows:

          o Securities to be Held-to-Maturity. Consists of bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity. These securities are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

          o Securities Available-for-Sale. Consists of bonds, notes and debentures that are available to meet the Bank's operating needs. These securities are reported at fair value as determined by quoted market prices.

          Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

          Unrealized holding gains and losses, net of tax, on securities available-for-sale are reported as a net amount in a separate component of stockholders' equity until realized.

          Realized gains and losses on the sale of securities are determined using the specific-identification method.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

          Loans Receivable

          Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

          The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

          The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

          Foreclosed Real Estate

          Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the lower of the loan value or fair value at the date of foreclosure. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses of the real estate and changes in the valuation allowance are included in loss on foreclosed real estate.

          Bank premises and equipment

          Bank premises and equipment are stated at cost less accumulated depreciation which is computed using either straight-line or accelerated methods over the estimated useful lives of the assets, which range from three to 30 years.

          Income Taxes

          Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

          Earnings per share

          Earnings per share are calculated on the basis of the weighted average number of shares outstanding. Preferred stock dividends and premiums paid for redemptions of preferred stock are deducted from net income in performing the calculation.

          Cash and cash equivalents

          For purposes of reporting cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and due from banks."

          Off-Balance Sheet Financial Instruments

          In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting primarily of commitments to extend credit. Such financial instruments are recorded in the financial statements when they are funded.

          Fair Values of Financial Instruments

          Statement of Financial Accounting Standards (SFAS) 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of Bancshares.

          The following methods and assumptions were used by Bancshares in estimating its fair value disclosures for financial instruments:

               Cash and Cash Equivalents - The carrying amounts reported in the balance sheets for cash and cash equivalents approximate those assets' fair values.

               Interest-bearing deposits in other banks - Fair values for interest-bearing deposits in other banks are estimated using a discounted cash flow analysis that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

               Investment Securities - Fair values for investment securities are based on quoted market prices, where applicable. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

          Fair Values of Financial Instruments  (continued)

               Loans Receivable - For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (e.g., one-to-four family residential), credit card loans, and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

               Deposit liabilities - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

               Short-term borrowings - The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within 90 days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

               Long-term debt - The fair values of the Company's long-term debt are estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

               Accrued interest - The carrying amount of accrued interest payable approximates fair value.

               Off-Balance Sheet Instruments - Fair values for off-balance sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

          Reclassification

          Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform with the current year presentation.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   INVESTMENT SECURITIES


                                                        December 31, 1997
                                 -----------------------------------------------------------------
                                                     Gross             Gross
                                   Amortized       Unrealized        Unrealized           Fair
                                     Cost            Gains             Losses             Value
                                 ------------     ------------      ------------      ------------
Available-for-Sale

U.S. Treasury & U. S. Agency     $  4,000,000     $     21,720      $         --      $  4,021,720
Mortgage-backed securities          8,343,883           79,460           (44,376)        8,378,967
Agency for International
  Development bonds                 1,876,949               --                --         1,876,949
                                 ------------     ------------      ------------      ------------

                                 $ 14,220,832     $    101,180      ($    44,376)     $ 14,277,636
                                 ============     ============      ============      ============

Restricted Investments in
  Equity Securities

Stock in Federal Home
  Loan Bank, at cost             $    214,200     $         --      $         --      $    214,200
                                 ============     ============      ============      ============


                                                        December 31, 1996
                                 -----------------------------------------------------------------
                                                     Gross             Gross
                                   Amortized       Unrealized        Unrealized           Fair
                                     Cost            Gains             Losses             Value
                                 ------------     ------------      ------------      ------------
Available-for-Sale

U.S. Treasury & U. S. Agency     $  8,200,023     $     31,059      $         --      $  8,231,082
Mortgage-backed securities          9,660,253           15,765           (48,448)        9,627,570
Agency for International
  Development bonds                 1,902,359               --                --         1,902,359
                                 ------------     ------------      ------------      ------------

                                 $ 19,762,635     $     46,824      ($    48,448)     $ 19,761,011
                                 ============     ============      ============      ============
Restricted Investments in
  Equity Securities

Stock in Federal Home
  Loan Bank, at cost             $    202,100     $         --      $         --      $    202,100
                                 ============     ============      ============      ============

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


2.   INVESTMENT SECURITIES  (continued)

     Gross realized gains and losses on sales of available-for-sale securities were as follows:

                                            Gains               Losses
                                            -----               ------
           1997                            $18,863              $3,823
           1996                              4,295                  --
           1995                                 --                  --

     Investments in restricted equity securities consist of stock of the Federal Home Loan Bank. These investments' fair values are based on the recoverability of their par value. The Bank is required to maintain an investment balance in FHLB equal to 5% of its outstanding advances with the Federal Home Loan Bank (see Note 6). These investments are pledged as collateral against borrowings from the FHLB.

     The amortized cost and estimated market value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                               Securities Available-for-Sale
                                               -----------------------------
                                                 Amortized          Fair
                                                   Cost             Value
                                               -----------       -----------
       Due in one year or less                 $ 1,603,223       $ 1,603,347
       Due from one year to five years           3,777,101         3,808,641
       Due from five years to ten years                 --                --
       Due after ten years                       8,840,508         8,865,648
                                               -----------       -----------

                                               $14,220,832       $14,277,636
                                               ===========       ===========

     For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the weighted-average contractual maturities of underlying collateral. The mortgage-backed securities may mature earlier than their weighted-average contractual maturities because of principal prepayments.

     Investment securities with an approximate cost of $1,000,000 and $2,440,000 and an approximate fair value of $1,000,000 and $2,428,000 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.    LOANS

      The components of loans in the statements of condition at December 31 were as follows:

                                                    (In Thousands)
                                               ----------------------
                                                 1997          1996
                                               --------      --------
          Commercial                           $    939      $  1,065
          Commercial real estate                  2,461         2,345
          Residential real estate                13,627         9,572
          Consumer                                3,219         2,731
          Agricultural                            2,435         1,366
          Less:  Allowance for loan losses         (238)         (255)
                                               --------      --------

                                               $ 22,443      $ 16,824
                                               ========      ========

     An analysis of the change in the allowance for loan losses follows:

                                                   1997           1996           1995
                                                 ---------      ---------      ---------
          Balance, beginning of year             $ 254,819      $ 261,601      $ 279,961
          Loans charged off                         (3,613)            --        (15,802)
          Recoveries                                 1,665          8,218         20,548
          Provision (credit) for loan losses       (14,500)       (15,000)       (23,106)
                                                 ---------      ---------      ---------

          Balance, end of year                   $ 238,371      $ 254,819      $ 261,601
                                                 =========      =========      =========


     The Company had impaired loans of $23,437 at December 31, 1997. In conformity with FASB Statement 114, as amended by FASB Statement 118, no loss has been recognized on these loans due to collateral values exceeding the loan balances. There were no impaired loans or properties acquired through foreclosures at December 31, 1996.

4.   TIME DEPOSITS

     At December 31, 1997, the scheduled maturities of time deposits are as follows: (in thousands)

           Within 3 months or less                                 $ 5,032
           Over 3 months through 12 months                           9,861
           Over 1 year through 5 years                               1,920
           Over 5 years                                                 --
                                                                   -------
                                                                   $16,813

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.   PROPERTIES AND EQUIPMENT

     Components of properties and equipment included in the statements of condition at December 31, 1997 and 1996 were as follows:

                                                  1997             1996
                                              -----------      -----------
          Cost:
             Land                             $   276,990      $   276,990
             Bank premises                      1,278,978        1,278,978
             Furniture and equipment              655,012          518,636
                                              -----------      -----------
          Total cost                            2,210,980        2,074,604
          Less:  accumulated depreciation      (1,530,861)      (1,409,750)
                                              -----------      -----------
             Net book value                   $   680,119      $   664,854
                                              ===========      ===========

     Depreciation expense amounted to $121,111, $119,589 and $114,029 for the years ended December 31, 1997, 1996, and 1995, respectively.

6.   NOTES PAYABLE

     Long-Term Debt

     The Bank periodically borrows funds from the Federal Home Loan Bank under an Advances, Collateral Pledge and Security Agreement dated April 20, 1994. Under this agreement, the Bank is eligible to receive advances up to a maximum amount, based on the value of collateral pledged as determined by FHLB guidelines. Each advance has a fixed rate, determined as of the date of the advance and a repayment term of 113-132 months. All advances are secured by a blanket floating lien on all of the Bank's 1-4 single family first mortgage loans, Federal Home Loan Bank stock and deposits with the Federal Home Loan Bank. The carrying amounts and assigned values of collateral pledged under this agreement are as follows:

                                                                       December 31, 1997
                                                                 ------------------------------
                                                                   Carrying          Assigned
                                                                    Amount            Value
                                                                 ------------      ------------
           FHLB stock                                            $    214,200      $    214,200
           Deposits with FHLB                                          72,140            72,140
           1-4 single family first mortgage loans                  13,484,238         4,719,483
                                                                 ------------      ------------

                                                                 $ 13,770,578      $  5,005,823
                                                                 ============      ============

          Maximum advances available (value divided by 110%)                       $  4,550,748
          Advances outstanding                                                       (1,174,252)
                                                                                   ------------
          Advances available and unused                                            $  3,376,496
                                                                                   ============

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6.   NOTES PAYABLE  (continued)

     Advances outstanding under this agreement totalled $1,276,531 at December 31, 1996.

     Scheduled future principal payments of advances outstanding as of December 31, 1997 are as follows:


              1998                                 $  125,743
              1999                                    127,463
              2000                                    137,370
              2001                                    148,052
              2002                                    159,568
              Thereafter                              476,056
                                                   ----------

                                                   $1,174,252
                                                   ==========

     The weighted average interest rate of all advances outstanding as of December 31, 1997 was 7.5%. Interest expense on these advances amounted to $91,786, $99,793 and $86,808 for 1997, 1996 and 1995, respectively.

     Demand Notes Payable

     The Company owes a note payable to a bank in the principal amount of $165,000 at December 31, 1997, which is due on demand and bears interest at the Chase Manhattan Prime rate plus 1%. The interest rate on the note in effect at December 31, 1997 was 9.5%. Under the terms of this note, if no demand is made, the note is payable in full on March 31, 1998. Interest is payable upon maturity. This loan is secured, by a pledge of 100% of the Subsidiary Bank's common stock. As of December 31, 1996, the Company owed $2,900,000 under a similar borrowing arrangement with this bank, along with a note payable to an individual of $200,000.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.   INCOME TAXES

     The Company and the subsidiary Bank file a consolidated income tax return. The reasons for the differences between the statutory federal income tax rates and the effective tax rates applied to income before income taxes and extraordinary item are summarized as follows:

                                         1997            %          1996            %           1995           %
                                       ---------       ----       ---------       ----       ---------       -----
     Tax based on statutory rate       $ 152,043       34.0%      $ 112,289       34.0%      $  55,824        34.0%
     Tax exempt interest                      --         --            (485)       (.1)         (1,943)       (1.2)
     Effect of tax brackets                   --         --              --         --          (9,763)       (5.9)
     Change in valuation allowance            --         --              --         --        (375,244)      (228.6)
     Other                               (20,828)      (4.7)          1,388         .4              --          --
                                       ---------       ----       ---------       ----       ---------       -----

                                       $ 131,215       29.3%      $ 113,192       34.3%      ($331,126)      (201.7)%
                                       =========       ====       =========       ====       =========       =====

     In accordance with Statement of Financial Accounting Standards No. 109, deferred income taxes are provided on the tax effect of changes in temporary differences. Deferred tax assets are subject to a valuation allowance if their realization is less likely than not. Deferred tax assets (liabilities) which are included in other assets (net) on the accompanying statements of condition are comprised of the following at December 31, 1997 and 1996:

                                                                   1997           1996
                                                                ---------      ---------
          Unrealized investment gains - available-for-sale      $ (19,314)     $      --
          Stock dividends received on investments                 (12,988)        (8,874)
          Allowance for loan losses                              (205,107)      (200,048)
                                                                ---------      ---------
               Gross deferred tax liability                      (237,409)      (208,922)
                                                                ---------      ---------

          Unrealized investment losses - available-for-sale            --            552
          Net operating loss carryforward                         228,487        662,016
          Depreciation on premises and equipment                    4,111          8,650
          Business credit carryforwards and other                  36,009          9,379
                                                                ---------      ---------
          Gross deferred tax asset                                268,607        680,597
               Valuation allowance                                     --             --
                                                                ---------      ---------
                                                                  268,607        680,597
                                                                ---------      ---------

               Net deferred tax asset                           $  31,198      $ 471,675
                                                                =========      =========

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.   INCOME TAXES  (continued)

     The consolidated provision for income taxes is summarized as follows:

                                           1997          1996           1995
                                        ---------     ---------      ---------
     Taxes payable currently            $   5,557     $      --      $      --
     Deferred tax expense (benefit)       125,658       113,192       (331,126)
                                        ---------     ---------      ---------

                                        $ 131,215     $ 113,192      ($331,126)
                                        =========     =========      =========

     At December 31, 1997, the Company has available net operating loss carryforwards of approximately $670,000 which begin to expire in 2002.

8.   RELATED PARTIES

     Certain officers and directors, and companies in which they have 10 percent or more beneficial ownership, were indebted to the Bank in the aggregate amounts of $1,379,818 and $763,650 at December 31, 1997 and 1996,
     respectively. During 1997 and 1996, $1,709,609 and $593,568 of new loans were made, and loan repayments totaled $1,093,441 and $584,196, respectively.

9.   CONTINGENCIES AND COMMITMENTS

     The Bank's financial statements do not reflect various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are further described in
     Note 15 - Financial Instruments.

     The Company and its subsidiary are parties to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the Company.

10.  EXTRAORDINARY GAIN

     For the past several years, the Company has been a plaintiff in an action seeking declaration of the amount, if any, due under promissory notes held by a defendant creditor comprised of a group of individuals, including stockholders of the Company. These notes evidenced advances originally made to Great Guaranty Bancshares in 1987-88. In its reconventional demand, the defendant sought judgment on the notes and, in the alternative, 90% of the capital stock of the holding company in exchange for cancellation of the notes. After trial on the merits in August 1994, the defendant's alternative demand for delivery of holding company stock in exchange for cancellation of indebtedness was denied, but judgment for approximately $3.6 million was awarded against the holding company on the notes. The trial court's judgment was appealed by both parties.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.  EXTRAORDINARY GAIN  (continued)

     In 1995 the Company delivered to the defendants the judgment amount, with reservation of all rights on appeal. In December 1996, the appellate court modified the trial court's judgment and reduced the amount due to the defendant to approximately $1.8 million.

     In April 1997, the Supreme Court of Louisiana reviewed the appellate court's ruling and re-affirmed.

     The extraordinary gain recognized in the accompanying statement of income results from the forgiveness of the debt equal to the unpaid principal amount of the original notes payable plus accrued interest, less the amount ultimately declared as payable to the holders of the notes. Also included in the extraordinary gain is related interest income on the excess of the delivery amount over the ultimate amount due to the defendant plus related court costs.

     The gain is tax effected to the extent of taxable amounts. Some of the gain was applied retroactively, thereby utilizing tax benefits of previous years that had previously expired. The tax effect of $294,953 consists of amortization of deferred tax assets representing net operating losses carried forward.

11.  SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

     All of the Bank's loans and commitments have been granted to customers in the Bank's market area and the concentrations of credit by type of loan are set forth in Note 3. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commitments to extend credit were granted primarily to agricultural and commercial borrowers. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the agribusiness economic sector.

12.  REGULATORY MATTERS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.  REGULATORY MATTERS (continued)

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).

     In addition to these minimum capital levels which are standard for all banks under the authority of the FDIC, the Bank is required to maintain a minimum Tier I to Average Assets ratio of 6% (rising to 7% in 1999). This higher standard is required as a condition to the FDIC and the Louisiana Office of Financial Institution granting permission for a dividend to the holding company of $1,521,865 in 1997. However, year-end audit adjustments to amortize deferred tax assets caused the Bank to fall below the 6% Tier 1 capital level. Management has discussed this matter with the FDIC and the Louisiana Office of Financial institution and believes the Bank will come to compliance in early 1998.

     As of December 31, 1997, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     The Bank's actual capital amounts (in thousands) and ratios as of December 31, 1997 and 1996 are also presented in the table.

                                                                                       To Be Well
                                                                                    Capitalized Under
                                                            For Capital             Prompt Corrective
                                       Actual            Adequacy Purposes:         Action Provisions:
                                  ----------------     ----------------------     -----------------------
                                  Amount     Ratio     Amount        Ratio        Amount        Ratio
                                  ------     -----     ------     -----------     ------     ------------
As of December 31, 1997:
  Total Capital
    (to Risk Weighted Assets)     $2,689     13.3%     $1,617     > or = 8.0%     $2,021     > or = 10.0%

  Tier I Capital
    (to Risk Weighted Assets)      2,451     12.1%        808     > or = 4.0%      1,213     > or =  6.0%

  Tier I Capital
    (to Average Assets)            2,451      5.8%      1,678     > or = 4.0%      2,098     > or =  5.0%

As of December 31, 1996:
  Total Capital
    (to Risk Weighted Assets)      3,701     19.2%      1,543     > or = 8.0%      1,928     > or = 10.0%

  Tier I Capital
    (to Risk Weighted Assets)      3,460     17.9%        771     > or = 4.0%      1,157     > or =  6.0%

  Tier I Capital
    (to Average Assets)            3,460      8.4%      1,655     > or = 4.0%      2,068     > or =  5.0%

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


13.  RESTRICTIONS ON DIVIDENDS

     The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. The amount that the Bank may declare in any one year is equal to one-half of the current year's earnings, exclusive of non-recurring items. At December 31, 1997, there is no amount available for dividends.

14.  EMPLOYEE BENEFITS

     The Bank maintains a 401(k) plan for its employees, which allows them to make contributions to the plan with pre-tax salary reductions. The Bank matches contributions dollar for dollar up to three percent of employees' gross salary. Contributions to the plan were $23,809, $22,831 and $10,348 for 1997, 1996, and 1995, respectively.

15.  FINANCIAL INSTRUMENTS

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial position. The contract or notional amounts of those instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Unless otherwise noted, the Bank does not require collateral or other security to support financial instruments with credit risk.

     Commitments to Extend Credit and Financial Guarantees. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank's experience has been that approximately 90 percent of loan commitments are drawn upon by customers. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable; inventory; property, plant, and equipment; and income-producing commercial properties.

     The Bank has not been required to perform on any financial guarantees during the past two years. The Bank has not incurred any losses on its commitments in either 1997 or 1996.

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


15.  FINANCIAL INSTRUMENTS  (continued)

     The estimated fair values of the Company's financial instruments were as follows:

                                                 December 31, 1997       December 31, 1996
                                                -------------------     -------------------
                                                Carrying     Fair       Carrying     Fair
                                                 Amount      Value       Amount      Value
                                                --------    -------     --------    -------
                                                   (in thousands)          (in thousands)
     Financial assets:
          Cash and due from banks,
             interest-bearing deposits with
             banks, and federal funds sold      $ 3,332     $ 3,332     $ 3,695     $ 3,695
          Securities available-for-sale          14,278      14,278      19,761      19,761
          Restricted equity securities              214         214         202         202
          Loans receivable                       22,443      22,791      16,824      16,564
          Accrued interest receivable               329         329         356         356

     Financial liabilities:
          Deposit liabilities                    37,102      37,165      36,234      36,265
          Short-term borrowings                     241         241         700         700
          Long-term debt                          1,174       1,281       1,285       1,345
          Bank note payable                          --          --       2,900       2,900

     Off-balance sheet instruments:
          Commitments to extend credit               --          --          --          --
          Credit card arrangements                   --          --          --          --

     A summary of the Bank's commitments and contingent liabilities at December 31, 1997, is as follows:

                                                        Notional
                                                         Amount
                                                       ----------
          Commitments to extend credit                 $2,238,671
          Credit card arrangements                        304,915

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


16.   BANK ONLY STATEMENTS OF  FINANCIAL CONDITION


                        STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996


                                     ASSETS

                                                         1997            1996
                                                     -----------     -----------
     Cash and due from banks                         $ 2,008,689     $ 2,406,805
     Interest-bearing deposits with banks                198,000       1,288,571
     Federal funds sold                                1,125,000              --
     Investment securities - available-for-sale       14,277,636      19,761,011
     Restricted investments in equity securities         214,200         202,100
     Loans, net of allowance for loan losses          22,443,067      16,823,712
     Properties and equipment, net                       680,119         664,854
     Accrued interest receivable                         329,130         355,583
     Other assets                                         59,543         279,644
                                                     -----------     -----------


           TOTAL ASSETS                              $41,335,384     $41,782,280
                                                     ===========     ===========

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


16.   BANK ONLY STATEMENTS FINANCIAL OF CONDITION  (continued)

                        STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996




                      LIABILITIES AND STOCKHOLDER'S EQUITY


                                                               1997              1996
                                                           ------------      ------------
     LIABILITIES

          Demand deposits                                  $  6,777,740      $  6,307,152
          NOW deposits                                        5,388,446         5,053,484
          Savings deposits                                    8,165,704         9,168,044
          Time deposits, $100,000 and over                    1,799,852         1,168,073
          Other time deposits                                15,012,896        14,539,820
                                                           ------------      ------------
             Total deposits                                  37,144,638        36,236,573

          Notes payable                                       1,174,252         1,276,531
          Accrued expenses and other liabilities                287,365           110,111
          Federal funds purchased and securities sold
             under agreements to repurchase                     240,659           700,000
                                                           ------------      ------------
             Total liabilities                               38,846,914        38,323,215
                                                           ------------      ------------

     COMMITMENTS AND CONTINGENT LIABILITIES                          --                --

     STOCKHOLDER'S EQUITY
          Common stock - $7.50 par value
             Authorized - 200,000 shares; issued
             and outstanding - 96,242 shares                    721,815           721,815
          Additional paid-in capital                          4,965,350         4,958,601
          Accumulated deficit                                (3,236,186)       (2,220,279)
          Net unrealized gain (loss) on securities
             available for sale, net of tax of $19,314
             and ($552), respectively                            37,491            (1,072)
                                                           ------------      ------------
             Total stockholder's equity                       2,488,470         3,459,065
                                                           ------------      ------------

          TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY       $ 41,335,384      $ 41,782,280
                                                           ============      ============

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


17.  PARENT ONLY FINANCIAL STATEMENTS


                   CONDENSED STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1997 AND 1996


                                                                              1997             1996
                                                                          -----------      -----------
                                  ASSETS

     Cash in subsidiary bank                                              $    42,406      $     2,421
     Investment in subsidiary                                               2,488,470        3,459,065
     Dividends receivable                                                          --               --
     Deferred tax asset                                                       186,260          395,185
                                                                          -----------      -----------

         Total Assets                                                     $ 2,717,136      $ 3,856,671
                                                                          ===========      ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

     Accrued interest payable                                             $     3,267      $    58,476
     Due to subsidiary bank                                                        --          127,134
     Notes payable                                                            165,000        3,100,000
     Accrued dividends payable                                                 35,843               --
                                                                          -----------      -----------
         Total Liabilities                                                    204,110        3,285,610
                                                                          -----------      -----------

     Preferred stock - Series A, no par; 500,000 shares authorized;
         -0-  and  24,462 shares issued and outstanding, respectively              --          126,037
     Preferred stock - Series B, no par; 2,000,000 shares authorized;
         -0- and 21,559 shares issued and outstanding, respectively                --          111,080
     Common stock - $7.50 par value; 500,000 shares
         authorized; 143,374 shares issued and outstanding                  1,075,305        1,075,305
     Additional paid-in capital                                             2,411,471        2,411,471
     Accumulated deficit                                                   (1,011,241)      (3,151,760)
     Net unrealized gain (loss) on securities AFS                              37,491           (1,072)
                                                                          -----------      -----------
         Total Stockholders' Equity                                         2,513,026          571,061
                                                                          -----------      -----------

         Total Liabilities and Stockholders' Equity                       $ 2,717,136      $ 3,856,671
                                                                          ===========      ===========

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


17.  PARENT ONLY FINANCIAL STATEMENTS (continued)

                         CONDENSED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                              Years ended December 31,
                                                    ---------------------------------------------
                                                        1997             1996             1995
                                                    -----------      -----------      -----------
     INCOME
        Dividends received from Subsidiary Bank     $ 1,521,865      $   990,694      $   350,639
                                                    -----------      -----------      -----------

     EXPENSES
        Interest expense                                174,679          296,488          224,249
        Legal fees                                       82,721           92,230          300,534
        Other expenses                                   25,365              572           28,889
                                                    -----------      -----------      -----------
                                                        282,765          389,290          553,672
                                                    -----------      -----------      -----------

     INCOME (LOSS) BEFORE EQUITY IN
        UNDISTRIBUTED EARNINGS
        OF SUBSIDIARY                                 1,239,100          601,404         (203,033)
                                                    -----------      -----------      -----------

        Equity in undistributed earnings
            of subsidiary                            (1,015,908)        (516,692)         509,003
                                                    -----------      -----------      -----------

        INCOME BEFORE TAXES AND
            EXTRAORDINARY GAIN                          223,192           84,712          305,970
                                                    -----------      -----------      -----------

        Income tax expense (benefit)                    (92,777)        (132,359)        (189,345)
                                                    -----------      -----------      -----------

        INCOME BEFORE EXTRAORDINARY
            GAIN                                        315,969          217,071          495,315
                                                    -----------      -----------      -----------

        EXTRAORDINARY GAIN
            (Net of income tax)                       1,922,752               --               --
                                                    -----------      -----------      -----------

     NET INCOME                                     $ 2,238,721      $   217,071      $   495,315
                                                    ===========      ===========      ===========

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                              NEW ROADS, LOUISIANA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


17.   PARENT ONLY FINANCIAL STATEMENTS  (continued)


                       CONDENSED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                                        Years ended December 31,
                                                              ---------------------------------------------
                                                                  1997             1996             1995
                                                              -----------      -----------      -----------
     CASH FLOWS FROM OPERATING ACTIVITIES
       Net income                                             $ 2,238,721      $   217,071      $   495,315
       Adjustments to reconcile net
          income  to cash (used in) provided
          by operating activities:
            Extraordinary item                                 (1,922,752)              --               --
            Equity in undistributed earnings
              of subsidiary                                     1,015,908          516,692         (509,003)
            Changes in operating assets and liabilities:
               Dividends receivable                                    --          114,000               --
               Accrued interest payable                           (55,210)         (21,220)      (1,532,722)
            Income tax benefit derived from tax
               loss generated                                     (92,777)        (132,359)        (189,345)
                                                              -----------      -----------      -----------

          Cash (used in) provided by operating activities       1,183,890          694,184       (1,735,755)
                                                              -----------      -----------      -----------

     CASH FLOWS FROM FINANCING ACTIVITIES
       Proceeds from issuance of notes payable                         --               --        3,800,524
       Principal payments on notes payable                     (2,935,000)        (700,524)      (2,076,117)
       Proceeds from issuance of preferred stock                       --               --           17,917
       Redemption of preferred stock                             (299,476)              --               --
       Settlement received                                      2,217,705               --               --
       Payments on amounts due subsidiary                        (127,134)              --               --
                                                              -----------      -----------      -----------
          Cash (used in) provided by financing activities      (1,143,905)        (700,524)       1,742,324
                                                              -----------      -----------      -----------

     Net increase (decrease) in cash                               39,985           (6,340)           6,569

     Cash - beginning of year                                       2,421            8,761            2,192
                                                              -----------      -----------      -----------

     Cash - end of year                                       $    42,406      $     2,421      $     8,761
                                                              ===========      ===========      ===========

     Supplemental disclosure of cash flow information:
       Cash paid for:
          Interest                                            $   229,889      $   317,707      $ 1,677,364
                                                              ===========      ===========      ===========
          Income taxes                                        $        --      $        --      $        --
                                                              ===========      ===========      ===========

                                   [P&N LOGO]

                         GREAT GUARANTY BANCSHARES, INC.
                                   P.O. BOX 10
                           NEW ROADS, LOUISIANA 70760

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS H.T. OLINDE, JR. AND F. GREGORY ROY AS PROXIES, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNED BELOW, ALL THE SHARES OF COMMON STOCK OF GREAT GUARANTY BANCSHARES HELD OF RECORD BY UNDERSIGNED ON AUGUST 12, 1998, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 7, 1998 OR ANY ADJOURNMENT THEREOF

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.


                        (PLEASE DATE AND SIGN ON REVERSE)


                                     I PLAN TO ATTEND MEETING:  [ ] YES   [ ] NO

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2. Account Number: ________________ # of Shares ____________

1.   ELECTION OF DIRECTORS:

     FOR all nominees listed (except as marked to the contrary) ________

     WITHHOLD AUTHORITY to vote for all nominees listed ________________

     Joseph L. Dabadie, Dr. Donald Doucet, Craig A. Major, Sylvester Muckleroy,
     H. T. Olinde, Jr., J. Layne Orillion, F. Gregory Roy. (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name(s) on the space provided below.)

     __________________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     For ________                 Against ________          Abstain ________


     Dated: ____________________________________________________________________

     Signature: ________________________________________________________________

     Signature if held jointly: ________________________________________________


                PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.

                  [GREAT GUARANTY BANCSHARES, INC. LETTERHEAD]


                                                September 4, 1998


Dear Shareholder:

The annual shareholder meeting of Great Guaranty Bancshares, Inc., will be held October 7, 1998 at 10:00 a.m. in the Board Room of Guaranty Bank and Trust Company, 175 New Roads Street, New Roads, La. Enclosed you will find the notice of annual shareholder meeting, a proxy statement and a prospectus on the consolidated operations of Great Guaranty Bancshares and Guaranty Bank. Please date, sign and mail promptly the enclosed proxy ballet for which a return envelope is provided.

The main purpose of the meeting is to elect Directors for the next year. We are pleased to announce the nomination of two new individuals to serve on the Board of Directors together with the Directors currently serving. The new nominees are Dr. Donald Doucet and Mr. Sylvester Muckleroy. We believe these new members will contribute much to the success of the bank and Bancshares. We encourage you to vote FOR these new members.

1997 was a significant year for Great Guaranty Bancshares, Guaranty Bank and more importantly for our shareholders. The long running dispute with the 400 Group and other related legal matters were resolved with the decision by the Louisiana Supreme Court. The decision upheld the rights of the shareholders to retain all of their original interest in Great Guaranty Bancshares and Guaranty Bank.

Another significant event which the Board of Directors was extremely pleased to announce was the payment of dividends to shareholders. The first dividend payment in fifteen years was made to the shareholders in January 1998. Circumstances permitting, it is the intention of the Board of Directors to continue to pay future dividends to shareholders.

The vision of Guaranty Bank is simple and straightforward and remains the same as it has always been; top revenue growth, sound credit policy, solid expense control and a balance of products and services that offer the greatest value to the customer. Through this vision we believe the ultimate winners will be our shareholders.

In setting our vision, it is appropriate for us at the end of each day, to understand our primary fiduciary responsibility is to our shareholders and our employees and our broader responsibility is to our customers and the community. You can be sure that your Board of Directors will choose that course which best serves our shareholders, employees, customers and the community we serve.

We thank you, our shareholders for the confidence and support over the years. Your confidence and support have preserved Guaranty Bank as a thriving local community bank owned by local shareholders. With your continued support, we intend to build an even stronger financial organization which you can be proud of.

                                       Very truly yours,


/s/ HUMPHREY T. OLINDE, JR.                      /s/ JOSEPH L. DABADIE, JR.
-------------------------------------------      -------------------------------
HUMPHREY T. OLINDE, JR., CHAIRMAN                JOSEPH L DABADIE, JR., DIRECTOR


/s/ J. LAYNE ORILLION                            /s/ CRAIG A. MAJOR
-------------------------------------------      -------------------------------
J. LAYNE ORILLION, DIRECTOR                      CRAIG A. MAJOR, DIRECTOR


/s/ DANIEL R. DOMINGUE, JR.                      /s/ F. GREGORY ROY
-------------------------------------------      -------------------------------
DANIEL R. DOMINGUE, JR., PRESIDENT AND CEO,      F. GREGORY ROY, DIRECTOR
GUARANTY BANK & TRUST CO.

                  [GUARANTY BANK AND TRUST COMPANY LETTERHEAD]


                                           September 4, 1998



Dear Shareholder of Great Guaranty Bancshares:

There has been much talk lately and there is more to come regarding the Year 2000 or the "millennium bug". The big question is will January 1, 2000 be doomsday for computer systems? The problem is there are some computers and computer chips that are not programmed to read dates after the year 1999. This may render many computers unable to read the date change and function properly. This means that all businesses, organizations and individuals that rely on computers must ensure that their computers and computer systems will and can function properly with the change into the next century.

Guaranty Bank and Great Guaranty Bancshares are keenly aware of the importance of meeting the Year 2000 challenge. We established a Year 2000 Project Team in June 1997 to address this issue and to coordinate initiatives to be Year 2000 compliant. We have a plan in place that is examining every aspect of our operations as well as all of the vendors that support us. This plan was developed last year to ensure that all our computer systems and all our sources of support would be Year 2000 compliant well ahead of time.

We have completed our assessment and inventory phase of our systems and vendors. The renovation phase of our technology and equipment was completed in the first quarter of this year. Our goal is to complete the validation phase by the end of the fourth quarter 1998. The validation phase involves contact with our third party vendors and following their Year 2000 initiatives to make sure there will be no disruption to the services they provide us. We will be working with and testing with our vendors when necessary to ensure progress and successful completion towards Year 2000 compliance. In addition, we have developed a contingency plan as a precautionary measure to ensure there will be no disruption of banking services to our customers in the event of some unforeseen circumstances.

Rest assured that we are well on our way to a successful completion of addressing the Year 2000 issues. We have been recognized by our principal regulatory agencies for the quality of our plan and diligent work. We have also been told we are much more advanced in the implementation and schedule of our plan than most other banks.

If you have any questions concerning our Year 2000 project, please contact Ms. Beverly David, Year 2000 Project Coordinator at 225-638-5605.

                                       Very truly yours,


                                       /s/ DANIEL R. DOMINGUE, JR.

                                       Daniel R. Domingue, Jr.
                                       President/CEO